Exhibit 10.3

YXB-2020(1)-646

“GAC Trumpchi”

Special Sales Service Contract

Revised in 2017

This Contract is signed by and between Party A and Party B on April 3, 2020 in Guangzhou City, Guangdong Province, People’s Republic of China.

1. [Party A]: GAC Trumpchi Auto Sales Co., Ltd. (Hereinafter referred to as Party A).

Party A is a limited liability company established in accordance with the Company Law of the People’s Republic of China.

Registered Address: No.633 Jinshan Avenue East Road, Panyu District, Guangzhou City, Guangdong Province, People’s Republic of China.

A copy of Party A’s legal business license is attached as Appendix I to this Contract.

2. [Party B]: Hainan Xinzhiyi Auto Sales & Services Co., Ltd. (Hereinafter referred to as Party B).

Registered address: No.61, Nanhai Avenue, Longhua District, Haikou City

A copy of party B’s legal business license is attached as Appendix II to this contract.

Chapter I General Provisions

Article 1 Contract Purpose

1. Party A and Party B sign this Contract on the basis of mutual trust, sincere cooperation and common development;

2. Party A, as the seller of GAC Trumpchi Products, authorizes Party B to become the legally authorized dealer of “GAC Trumpchi” Brand in the sales region agreed upon by Party A and Party B;

3. This Contract provides for the rights, responsibilities and obligations of both parties.

Article 2 Basic Definition

Unless otherwise provided, the terms of this Contract shall have the following meanings:

1. GAC Trumpchi Products:

1) Refers to the GAC Trumpchi series models of vehicles (hereinafter referred to as “GAC Trumpchi vehicles”) distributed by Party A;

2) Refers to the parts, oil products, accessories and tools (hereinafter referred to as “parts”) supplied by Party A or the designated party for maintenance;

3) Refers to the automotive supplies (hereinafter referred to as “supplies”) supplied by Party A or Party A’s designee and installed in GAC Trumpchi vehicles.

2. Brand franchise: dealers authorized by Party A to operate may use the uniform name, logos and licensed trademarks of the special shop to engage in the operation of automobiles of Party A’s brand .

3. Sales channel vendor: refers to the legitimate distributor authorized by Party A to sell GAC Trumpchi products in the process of transferring GAC Trumpchi products from Party A to the end customer, and Party A and Party A’s designated party are the only supply channel vendors.

4. GAC Trumpchi Special Shop: refers to the business premises reported and approved by Party A and engaged in all or part of the functions of sales, after-sales and related services under the relevant names, logos and trademarks of Party A.

5. Fiscal year: a year beginning on January 1 and ending on December 31 of a given year;

6. Sales Region: shall mean the specific geographical region agreed by both parties for Party B to carry out sales and related business in accordance with provisions hereof.

Note: Party A reserves the right of final interpretation and amendment of the terms and conditions of this Agreement.

Article 3 Statement and Authorization

1. Statements and warranties

1) Party A and Party B undertake to respect each other and abide by laws, regulations, departmental rules and regulatory documents of the automotive industry, and to win the largest market share and high customer satisfaction by providing quality service to customers;

2) Both parties shall not engage in any conduct that may damage the reputation and goodwill of both parties and Party A’s affiliated enterprises, or adversely affect the brand image of GAC Trumpchi;

3) Party A and Party B are enterprise legal persons formally established in accordance with the laws of the People’s Republic of China and are capable of independent accounting and self-responsibility for their profits and losses;

4) Party A and Party B have the necessary authority to sign this Contract and perform all obligations stipulated herein;

5) The relationship of Party A and Party B are authorized sales relationship only, and shall not constitute or be deemed to constitute any legal agency relationship. Unless otherwise agreed herein, Party B shall have no right to make any commitment or guarantee in writing or otherwise on behalf of Party A, or undertake any responsibility or obligation on behalf of Party A;

6) Party B warrants that for the GAC Trumpchi family automobile products sold by Party A subject to the Provisions on the Liability for Repair, Replacement and Return of Family Automobile Products (hereinafter referred to as the “Provisions on Three Guarantees”), Party A shall bear the liability for three guarantees in accordance with the provisions of this Contract, and fulfill the obligations of sellers and repairers under the Provisions of Three Guarantees (the special shop without maintenance function shall only perform the seller’s obligations for three guarantees and undertake the corresponding three guarantees responsibility).

2. Authorization

1) In order to obtain authorization from Party A, Party B shall establish corresponding business premises and equip them with corresponding business facilities and equipment in accordance with the standards suggested by Party A. Party A shall, after comprehensively evaluating Party B’s capital, personnel team, business premises and other conditions, select Party B as the special shop and grant Party B the following rights:

① Displaying, publicizing and selling GAC Trumpchi products or provide services related to GAC Trumpchi products at the business premises identified by Party A (hereinafter referred to as the “business premises”);

② The specific business address of Party B’s special shop is: 61 Nanhai Avenue, Longhua District, Haikou City;

③ Promoting and selling GAC Trumpchi products in the sales region;

④ Implementing GAC Trumpchi product maintenance and after-sales service for GAC Trumpchi products;

⑤ Reasonably using the name of the special shop, service mark, licensed trademark, etc. at Party B’s business premises in accordance with the standards set by Party A;

⑥ For the GAC Trumpchi family automobile products subject to the Provisions on Three Guarantees, Party B shall issue the “Three Guarantees Certificate of Family Automobile Products” and “Three Guarantees Explanation of Family Automobile Products” (hereinafter referred to as the “Three Guarantees Certificate” and “Three Guarantees Explanation”) of each car to the car buyers, and independently carry out the three guarantees service activities within the scope of authorization;

⑦ Other business authorized by Party A.

3. Business representative

Party B shall, with the signature and authorization of all investors, appoint an operating representative approved by Party A as the main person in charge of the operation of the business premises where Party B carries out the authorized sales activities hereunder. The business representative shall have the right to communicate and confirm with Party A on behalf of Party B on matters related to this Agreement.

Chapter II Basic Provisions

Article 4 Sales Region

1. Party A and Party B agree that the specific geographical area shall be the sales region of Party B, and the sales region shall be non-exclusive.

2. Party A and Party B agree that the sales region of Party B is Haikou.

3. Party A may manage and adjust the number, location and scale of the sales region and outlets within the sales territory.

4. Party B shall maintain a good strategic partnership with other dealers authorized by Party A in the sales region, jointly maintain the stability and consistency of product sales and services in the sales region, and maintain a good relationship with the local government, media, etc.

Article 5 Sales Method

1. Authorized by Party A, Party B shall be engaged in the distribution and service of GAC Trumpchi products within the service scope of Party B’s distribution store reported to Party A. Party A encourages Party B to implement a marketing model integrating “vehicle sales, after-sales service, parts sales, information feedback and three guarantees responsibility”, provide customers with efficient and standardized “GAC Trumpchi” brand exclusive services, and give business policy incentives for such marketing model, which shall be subject to Party A’s business policy.

2. Except for the business premises identified by Party A in writing, Party B shall not directly or indirectly set up business facilities or engage in sales or distribution of GAC Trumpchi products in any other place in the name of Party A, failing which, Party A shall have the right to terminate this Contract at any time and hold Party B liable for breach of contract.

Article 6 Annual Plan

Party B shall fully study the sales situation, market trends and sales prospects of GAC Trumpchi products in the sales region and reach an agreement with Party A on the annual sales plan through negotiation. For details, please refer to Appendix V Annual Sales Plan Agreement of GAC Trumpchi Special Shop and the monthly sales plan reached and released by Party A and Party B through negotiation based on actual production arrangements..

Article 7 Prohibited Operation of Competing Products

During the term hereof, without written consent of Party A, no product competing with GAC Trumpchi products shall be sold, circulated, advertised, promoted or sold on behalf of others in the separate exhibition area of Party A’s brand products set up on Party B’s premises; otherwise, Party A has the right to terminate this Contract at any time and hold Party B liable for breach of contract.

Article 8 Information to be Provided by Party B

Party B shall provide Party A with the following information according to Party B’s business scope and Party A’s regulations:

1. Information related to sales, auto finance, insurance, used cars, after-sales service, spare parts, supplies, etc.;

2. Product promotion and marketing plan within the sales region;

3. Organizational structure, staffing, important personnel changes and other personnel related information;

4. Market situation, customer files and maintenance records, parts reserves and other information in the sales region;

5. Laws, regulations, policies and other information that may affect the sales, after-sales service and product performance of GAC Trumpchi products in the sales region;

6. Party B shall fully cooperate with Party A in verifying Party B’s sales data (including but not limited to number of units sold, target of sales, payment method and amount, etc.);

7. Other information provided by Party A to Party B within a reasonable scope.

Article 9 Operation by Party B

1. Operating products

Party A authorizes Party B to operate GAC Trumpchi products within the scope stipulated in the contract. The specific scope of authorization is detailed in Appendix III to this Contract. In case of any change in the scope of authorization, both parties shall modify Appendix III of the Contract in a way otherwise agreed upon.

2. Sales target

Party A encourages and suggests Party B to sell GAC Trumpchi products directly to end users. If such products are sold directly to end users, rewards will be given according to business policies. Where Party B distributes GAC Trumpchi products or resells them to non-authorized distributors without actually selling them to end users, the quantity and sales amount of incentives shall not be included.

3. Party B agrees that Party A reserves the right to sell GAC Trumpchi products directly or indirectly to end users (including institutions or individuals) in all regions by itself or its designated parties.

Article 10 Party B’s Performance Evaluation

Party A shall assess and evaluate Party B’s business status in accordance with the standards and requirements (including but not limited to business policies) established by both parties through negotiation and Party B’s business scope, and provide necessary support and suggestions based on the evaluation results; Party B shall immediately take corresponding improvement measures upon Party A’s suggestions and guidance.

Chapter III Business System

Article 11 Business Responsibilities

1. Business facilities

1) After Party A confirms and evaluates the business premises and relevant business facilities set up by Party B for obtaining Party A’s authorization, Party A shall provide Party B with certain support funds in accordance with the relevant agreement signed by both parties. Party B agrees to carry out effective management of the business facilities and keep them in good condition at all times;

2) Party A encourages Party B to set up vehicle maintenance sites, customer service reception areas and rest areas at its business premises, store adequate maintenance parts, and maintain effective management of the sites to ensure that the repair work can be carried out normally and completed as scheduled within a specified time limit;

3) Party B shall reasonably use the markers in its business facilities in accordance with Party A’s regulations. Party B shall not arbitrarily use other items with non-Party A’s trademark in its business facilities or use items with non-Party A’s trademark in the separate exhibition area of Party A’s enterprise brand cars set up at its business premises;

4) Party A may provide guidance and suggestions on the daily maintenance of Party B’s business facilities and equipment maintenance from time to time;

5) The business premises voluntarily established by Party B to obtain authorization from Party A is one of the prerequisites for Party A to grant authorization to Party B. Party B shall not arbitrarily change the scale, image, identity, function and use of the business premises; otherwise, Party A shall have the right to terminate the authorization at any time. If Party A has provided support to Party B, Party A shall have the right to ask Party B to return all support funds or even hold Party B liable for breach of contract;

6) Party B shall, in strict accordance with the provisions of the advertising materials specification manual separately formulated by Party A, use the advertising and promotional materials that meet the standards within the specified scope.

2. Business responsibilities

1) Party B shall provide sales or after-sales services to customers during the business days and business hours that are generally accepted as customary and legal in its sales region and those that are generally accepted as customary and legal in accordance with industry standards;

2) Party A encourages Party B to standardize the daily business operation by referring to the business manual and operation process recommended by Party A;

3) Party B shall, for the normal operation of its business, prepare sufficient funds and sufficient financing limit, and prepare sufficient exclusive funds for the necessary expenses and advance of the three guarantees services for users;

4) Party A encourages Party B to set up a reasonable employee organization structure, establish a sound personnel system, and maintain a sufficient number of professional employees;

5) As an independent legal person, Party B is the subject of independent operation and self-responsibility for profits and losses. All expenses incurred by Party B during the contract period shall be borne by Party B and shall have nothing to do with Party A under any conditions. Party A shall not make any form of compensation for all expenses incurred by Party B.

Article 12 Licensed Name

Subject to the following conditions, Party A shall allow Party B to use the name “GAC Trumpchi” (hereinafter referred to as the licensed name) in the business name, general name or part of the department name of Party B during the validity period of this Contract and in the sales activities hereunder.

1. Party B’s use of the license name shall be in strict accordance with the standards and conditions separately formulated by Party A.

2. The license is indivisible and non-transferable, and Party B shall not issue the license to any third party without the written consent of Party A.

3. Party B shall be fully liable for any damage and loss that occurs beyond the scope of applicable provisions of the license name, and shall exempt Party A from such liability. In case of any loss caused to Party A arising from this paragraph, Party B shall be liable for compensation.

4. Party B agrees to change, suspend or terminate the licensed name at the request of Party A:

1) Immediately take the initiative to cooperate with Party A to handle the relevant procedures (including the formalities for changing the registration of the enterprise name and store number) with the relevant government departments according to the handling measures proposed by Party A;

2) Stop using the GAC Trumpchi special shop number, and is prohibited from claiming to have the brand franchise authorized by Party A;

3) Remove any signs, advertisements, stationery, gifts and other printed matter marked with the store number of GAC Trumpchi;

4) Party B shall bear any expenses and liabilities arising from the discontinuation of the licensed name.

Article 13. Licensed Trademarks and Logos

To the extent applicable to government decrees, regulations and regulations, Party B agrees to comply with the provisions and policies related to the store establishment standards issued by Party A, and further agrees to use licensed trademarks and logos that meet Party A’s standards only in the business facilities and areas approved by Party A.

1. Use of licensed trademarks and logos

1) Party A authorizes Party B to display or otherwise use the licensed trademarks and logos related to GAC Trumpchi products during the sales activities hereunder and in the sales region agreed upon by Party A and Party B in accordance with a separate agreement reached by Party A and Party B during the term hereof. The license is indivisible and non-transferable. Party B shall not transfer the right to use the licensed trademarks to any third party without the written consent of Party A;

2) Party B agrees that it shall immediately implement upon Party A’s requests of Party B to suspend the display and use of the licensed trademarks and logos for any reason, or to change the relevant use method.

2. Cease of use

In case of Party B’s occurrence of any of the following circumstances, Party A may ask Party B to stop using the licensed trademarks and logos and terminate this Contract at any time, and reserves the ultimate right to hold Party B responsible:

1) Party B violates the relevant provisions of this Contract or the purpose hereof by using trademarks and logos that do not conform to Party A’s provisions;

2) Party B transfers the right to use the licensed trademarks and logos to any other third party without the permission of Party A;

3) Party B has committed any violation of Chinese laws and regulations;

4) Party B’s use of the licensed trademarks and logos may cause or may cause damage to the reputation, goodwill or brand image of Party A or Party A’s affiliated enterprises;

5) Party B’s use of the licensed trademarks and logos cause damage to the integration or integrity of such licensed trademarks and logos;

6) This Contract terminates.

3. Removal of the licensed trademarks

The removal of licensed trademarks and logos shall be performed according to the following methods:

1) Party B shall stop using the shop number of GAC Trumpchi Special Shop or other similar logos as part of the company name or business name of Party B, and submit an application for change or de-registration of such name to the relevant government departments;

2) Stop using all signs, advertisements, stationery, supplies, gifts and other printed matter marked with “GAC Trumpchi” in any way;

3) Remove all logos with the words “GAC Trumpchi” inside and outside the business premises. The product labels owned by Party B shall be removed, dismantled and disposed of at Party B’s own expense. Party B allows Party A to enter Party B’s premises by itself or through a third party and remove the product logos that Party A rents or provides to Party B for use;

4) If Party B fails to comply with the above provisions, Party A shall have the right to enter Party B’s business premises by itself or through a third party and remove all such product logos and articles with the logos which have the word “GAC Trumpchi” without giving notice or assuming any legal and compensation liabilities;

5) Party B further agrees that any expenses (including but not limited to attorney’s fees) incurred by Party A as a result of such removal shall be fully borne by Party B.

Article 14 Operating Organization

1. Staffing

1) Party A encourages Party B to set up a sound organizational structure to meet the needs of Party B’s normal operation in terms of number of people, education, experience, professional qualifications and technical level;

2) Party B voluntarily undertakes to provide full-time employees who are familiar with the Provisions of Three Guarantees and the warranty policies issued by Party A and have high professional level and service awareness to be responsible for the warranty handling and full-time services related to household automobile products within the scope of the three guarantees responsibility, including sales, question answering, repair, return, exchange, claim handling and other after-sales services;

3) Party A encourages Party B to regularly train all employees on business knowledge, operating procedures and relevant operation systems so as to improve their quality and business operation ability;

4) Party A shall have the right to make evaluations and suggestions to Party B’s business representative, and Party B shall meet the relevant requirements or suggestions put forward by Party A;

5) Party B’s business representative shall participate in the relevant knowledge and skill training organized by Party A to meet the management and requirements of the automobile sales business, otherwise Party B shall bear the consequences arising therefrom.

2. Capital change

1) Party B shall immediately notify Party A in writing of any capital change (including but not limited to capital increase, capital reduction, equity transfer, entry of new shareholder, enterprise change, merger, division, transfer of major assets to a third party, etc.);

2) Party A shall re-examine Party B’s new capital structure according to the capital change situation, and reserve the right to suspend or terminate Party B’s authorized brand sales.

3. Organizational structure change

1) If Party B plans or expects to make any of the following changes to its organizational structure, it shall notify Party A in writing 90 days in advance and report the details:

① Change, merger or division or acquisition of the enterprise;

② Change of the proposed general manager, board members or officers to be appointed;

③ The current general manager, board members or officers will soon hold positions other than Party B’s company;

④ The listing of the enterprise, or the change of the main owners of the shares caused by the listing, or the change of the individual or organization that substantially controls Party B;

⑤ Other changes of Party B’s business operation or organizational structure that may affect the performance of this Contract;

2) Party B shall notify Party A in writing of the details of the organizational structure change before the final award or appointment;

3) If Party A considers that the changes under this Article have adverse effects on the rights and obligations of both parties, it may request Party B to change or stop implementing such changes, and reserves the right to terminate the brand license of Party B;

4) Party B shall bear the corresponding responsibilities in case of any litigation and compensation claims caused by the employment or dismissal of personnel, or a series of compensation caused by the violation of the Labor Law and other occupational security laws and regulations.

Article 15 Financial-Related

1. Funds

1) Party B agrees to invest and maintain the actual net working capital not lower than the minimum net working capital requirement of Party A for Party B’s sales, service and daily operation;

2) Party B shall, in accordance with its sales and after-sales service scale and operation capability, formulate a three-guarantee funds investment and special plan, which shall be implemented after being approved by Party A. Such funds shall be used for all expenses and advances necessary for Party B to provide three-guarantee services and bear the responsibility for three-guarantee vehicles.

2. Financing method

1) On the premise of not violating the terms of this Contract and the scope permitted by law, Party A encourages Party B to give priority to the financial institutions and products recommended by Party A for fund raising under the same conditions;

2) Party B shall notify Party A and the financial institutions that have cooperated with Party A and Party B in inventory financing business in advance of any form of external guarantee or credit pledge. Party B has the responsibility to assist Party A in inspecting the financing information such as Party B’s guarantee or credit pledge.

3. Record preservation

1) Party B shall keep complete, accurate and continuous records (including but not limited to financial information) of its sales, maintenance services, customer information, business situation, spare parts reserve, etc., and establish a filing system;

2) Party B shall properly keep the records for a period of no less than ten (10) years;

3) Among them, the maintenance service record shall be made in duplicate, with one copy for archiving and the other provided to the consumer. Party B shall design and make the maintenance record template according to the contents of the repair record stipulated in the Provisions of Three Guarantees and implement the maintenance record template upon Party A’s approval. The maintenance record template shall be made by Party A in accordance with the contents of the repair record in the Provisions on Three Guarantees and shall be handed over to Party B for use.

4. Review of Party B’s accounts and records

1) Party A shall have the right to inspect and review Party B’s business information during any normal business hours, including but not limited to all business records and relevant vouchers of product sales, maintenance, spare parts and finance, and shall have the right to make copies of such review materials and keep them on record;

2) Party A has the right to request Party B to provide part or all of the financial status and relevant information of its investors (including companies or individuals) for review.

5. Taxes and fees

Party B shall bear and timely pay all taxes and fees, including but not limited to VAT, enterprise income tax and other relevant taxes and fees levied by government departments for Party B’s sales. For any of the above taxes and fees, Party B shall keep the corresponding accurate records.

Article 16 Information System

1. Party B agrees to use the information systems and software provided or authorized by Party A for the sales, after-sales service, parts supply and customer information management of GAC Trumpchi products in accordance with the relevant regulations formulated by Party A.

2. In order to carry out the business accurately and quickly, Party B agrees to maintain and update the information system and electronic communication facilities; Such facilities shall be compatible with the information systems used by Party A and shall be able to quickly send and receive such information.

3. Party B shall, within the prescribed time, timely enter the orders, customer files, sales and maintenance, spare parts, oil products and supplies and other information into the system and implement effective management to ensure the accuracy and timeliness of the input information.

4. Party B agrees to participate in training organized by Party A for smooth operation and use of the system and related software.

Article 17 Product Inventory

1. Based on Party A’s capability to supply the products to Party B, Party B agrees to maintain sufficient and appropriate inventory of the products as agreed upon by both parties in writing.

2. Based on with Party B’s business scope, in order to adapt to the time limit of repair service imposed by the Provisions on Three Guarantees and avoid delay of repair time due to lack of parts, Party B shall maintain a reasonable inventory of parts and components required for repair as agreed by both parties in writing.

3. Party B further agrees that for the purpose of product display, Party B shall maintain sufficient quantity and style of GAC Trumpchi products and ensure that they are displayed in good condition in accordance with the agreement reached in writing between the parties from time to time.

Article 18 Advertising and Publicity

1. Responsibility for advertising and publicity

1) Party B shall bear its own expenses for publicity and advertising in the sales region agreed upon by both parties. Party B shall comply with the requirements of relevant laws and regulations in conducting publicity and advertising activities for GAC Trumpchi products in the sales region by effective means;

2) Party B shall, within the time specified by Party A, submit the product promotion and advertising activity plan for the next year / quarter in the specified format in the specified manner;

3) Party B shall actively cooperate with Party A in order to promote sales or increase market share;

4) Party B shall actively assist Party A on activities such as auto shows, exhibitions, automobile events, test drives, etc. when requested by Party A who aims to improve the popularity of GAC Trumpchi products and promote sales;

5) Party B shall carry out publicity according to the promotion and communication content of the brand/vehicle officially released by Party A and keep the content consistent.

2. Advertising materials

Party B agrees and accepts that all advertising materials related to Party A and GAC Trumpchi products must comply with Party A’s CINI usage specifications for relevant brands and models.

Chapter IV Basic Business

Article 19 Marketing of Products

Party B shall actively assist Party A or by itself to carry out the advertising and marketing activities of GAC Trumpchi products, so as to enhance the brand image and product image of GAC Trumpchi in the region.

Article 20 After-Sales Service Business

1. Service business standards

Base on the business scope of Party B, both parties agree to provide after-sales service to customers in accordance with the service methods and service contents (including but not limited to business policies) agreed upon by both parties to obtain high customer satisfaction.

2. Use of maintenance equipment and special tools

Base on the business scope of Party B, Party B agrees to maintain a sufficient number of maintenance equipment, special maintenance tools, instruments, information systems, emergency rescue equipment, etc., according to Party A’s standards, and to maintain the best condition of such equipment and tools.

3. Use of parts and supplies in after-sales service

1) According to the terms of this Contract and the business scope of Party B, Party B shall try its best to use the genuine licensed parts and products provided by Party A or approved by Party A in the process of implementing the after-sales service of GAC Trumpchi products;

2) If a customer requires Party B to use or install genuine parts or supplies provided by a manufacturer other than those provided by Party A or approved by Party A, Party B shall take the initiative to inform of the customer that such parts and supplies are not covered by the warranty, and Party A shall not be liable for any failure or accident caused therefrom. If, after being informed of by Party B, the customer still insists on using or installing genuine parts and components or supplies provided by manufacturers other than those provided by Party A or approved by Party A, Party B shall inform them of the risks and disclaimer in written form, which shall be confirmed by the customers.

4. Safety and environmental protection control

Party B agrees to carry out maintenance business in strict accordance with the national, local and relevant policies and standards on safety, environmental protection and exhaust emission during the implementation of after-sales service.

Article 21 Warranty

1. Warranty refers to the after-sales service provided by Party B for the GAC Trumpchi products (except GAC Trumpchi supplies) to be provided to consumers during the warranty period or within the time limit stipulated by relevant laws and regulations, including the obligations stipulated herein and the obligations stipulated by relevant laws and regulations to be performed by Party B.

2. Obligations of Party A

1) Party A shall separately formulate warranty provisions in accordance with relevant national laws and regulations, and provide warranty services for GAC Trumpchi products through Party B during the warranty period;

2) For GAC Trumpchi family automobile products, Party A is responsible for making the Three Guarantees certificate and the Three Guarantees Explanation in accordance with the Provisions of the Three Guarantees (see Appendix IV, the specific information of the manufacturer displayed on GAC Trumpchi vehicles shall prevail). Within the warranty repair period and the validity period of the three guarantees stipulated in the Three Guarantees Certificate, based on the business scope of Party B, Party B or Party A’s after-sales service provider shall provide warranty service for GAC Trumpchi family automobile products;

3) Party A shall, in accordance with the warranty provisions, pay Party B or the after-sales service provider the limited warranty fee related to the warranty service;

4) Based on Party B’s business scope, Party A shall comply with the Provisions on Three Guarantees and the relevant documents signed or confirmed by Party B in writing (including but not limited to this Contract and other documents signed or confirmed in writing by Party A and Party B relating to the three guarantees service), Party B shall pay the repair costs (only the cost of working hours and materials for free repair) borne or paid in advance by Party B due to the quality problems of GAC Trumpchi products and the user’s investigation of the three guarantees; However, Party B shall bear the relevant repair costs (labor and material costs) and other expenses incurred due to Party B’s service quality and improper maintenance.

3. Obligations of Party B

Based on Party B’s business scope, Party B agrees to provide warranty services for GAC Trumpchi family automobile products during the warranty period and the validity period of the Three Guarantees Certificate in accordance with the Provisions on the Three Guarantees and relevant documents signed or confirmed with Party A in writing (including but not limited to this Contract and other documents signed or confirmed by Party A and Party B in writing regarding the three guarantees services), and bear the repair costs and other expenses caused by the quality of service and improper maintenance:

① If the family automobile products cannot be driven safely or cannot be driven due to quality problems or serious safety performance failures, Party B shall provide telephone consultation and repair services; If the problem still cannot be solved, Party B may carry out on-site repair based on Party B’s business scope and bear reasonable vehicle towing costs;

② Based on Party B’s business scope, during the warranty period, if each repair due to product quality problems costs more than 5 days, Party B shall compensate consumers for reasonable transportation expenses;

③ Other expenses incurred by Party B to consumers due to poor service quality and improper maintenance based on Party B’s business scope.

4. Scope of warranty

Warranty is only applicable to GAC Trumpchi products that comply with the warranty provisions and are within the warranty period; The warranty applicable to the Provisions of Three Guarantees must be purchased and used by natural person users for living consumption needs and still in the warranty period or the validity period of the three guarantees of GAC Trumpchi family car products.

5. Warranty costs

Party A shall, according to the actual situation (including but not limited to the reasons, composition and division of responsibilities of the expenses), fully review Party B’s request for compensation of warranty expenses and make a decision on whether to provide reasonable compensation.

6. Amendment and repeal

Based on Party B’s business scope, Party B agrees and accepts Party A’s amendment, supplement and repeal of the warranty provisions and the three guarantees clause from time to time.

7. Market processing

Based on the business scope of Party B, if Party A, after reasonable judgment, requires Party B to carry out special repair or inspection of specific GAC Trumpchi vehicles, Party B shall carry out such repair or inspection in accordance with the instructions of Party A.

Article 22 Replacement and Return and Bearing of Cost and Loss

1. If the main parts of the engine and transmission of the family automobile products have product quality problems within 60 days from the date of the invoice issued by the seller or within 3000 kilometers of the driving mileage (whichever comes first), when the consumer chooses to require free replacement of the engine and transmission, the seller shall bear the responsibility for three guarantees. If, after the seller has assumed the three guarantees liability in accordance with the provisions, the responsibility belongs to the manufacturer or other business operators, the seller shall have the right to recover from them.

2. If the consumable parts of GAC Trumpchi family automobile products shown in the Three Guarantees Certificate have product quality problems within the quality guarantee period, and the consumer requires free replacement, Party B may replace them within the authority authorized by Party A.

3. If the steering system failure, braking system failure, body cracking or fuel leakage occurs due to product quality problems within 60 days from the date the seller issues the purchase invoice or within the driving distance of 3000 kilometers (whichever comes first), and the consumer chooses to replace or return the family automobile product, Party B shall be responsible for free replacement or return. Upon completion of the processing, Party B shall apply to Party A for the relevant expenses under Party A’s responsibility in accordance with Party A’s regulations.

4. During the validity period of the three guarantees as shown in the Three Guarantees Certificate, if any of the following circumstances occurs and the consumer requests Party B to replace or return the GAC Trumpchi family automobile products, Party B shall handle the matter in accordance with the Provisions of the Three Guarantees and shall, within 2 working days upon receipt of the formal claim, submit the matter to Party A for record through the system or written report. Party B shall be responsible for the replacement or return of goods. If there are still losses after the relevant expenses are offset, Party B shall apply for compensation to Party A and file with Party A according to the circumstances. If Party A determines that the problem is caused by the quality of the automobile product itself, it shall bear the corresponding expenses:

1) The GAC Trumpchi family automobile products have been repaired for 2 times due to the serious safety performance failure, and such failure has not been eliminated or a new serious safety performance failure has occurred;

2) If the engine and transmission are replaced for 2 times, or the same main part of the engine and transmission cannot be used normally after 2 times of replacement due to its quality problems, the replacement times of the engine, transmission and its main parts are not repetitive;

3) The same main part of the steering system, braking system, suspension system, front/rear axle and body can not be used normally after being replaced for 2 times due to its quality problems;

4) Where the total time to repair for product quality problems exceeds 35 days, or the cumulative repair time for the same product quality problems exceeds 5 times, the consumer requires the seller to replace it with the Three Guarantee Certificate and the invoice for the purchase of the car.

5. If Party B is responsible for the replacement or return of GAC Trumpchi family automobile products in accordance with the Provisions on Three Guarantees, Party B shall collect from consumers the fair use compensation fee (see Appendix IV for the calculation formula of the compensation fee), except that Party B shall replace or return the product free of charge.

Article 23 Parts and Supplies

1. In order to effectively implement warranty and maintenance services in accordance with the business scope of Party B, Party B shall order parts and supplies of GAC Trumpchi in accordance with the written agreement of both parties, and keep sufficient and reasonable parts in stock.

2. Based on Party B’s business scope, Party B undertakes to use parts of GAC Trumpchi strictly in accordance with Party A’s regulations when providing warranty and maintenance services for GAC Trumpchi products.

3. Based on the business scope of Party B, Party B shall strictly follow the policies of GAC Trumpchi components and supplies stipulated by Party A.

Article 24 Product Modification

Party B agrees not to carry out any modification that may damage or adversely affect the safety, structural integrity, product quality, design, performance or trademark of GAC Trumpchi vehicles.

Article 25 Other Business

In order to promote the sales of GAC Trumpchi products in the sales region, Party A encourages and suggests Party B to strictly implementing the agreements on financial services, vehicle insurance, second-hand car sales and car rental reached by both parties through negotiation.

Article 26 Support Provided by Party A

1. Sales and after-sales service training support

1) In order to assist Party B in fulfilling its sales and after-sales service obligations hereunder, Party A agrees to provide paid or free training courses for Party B’s sales and after-sales service personnel as it deems necessary;

2) After assessing the level of operation and service management of Party B, Party A has the right to require Party B’s employees to attend training courses held by Party A from time to time in order to improve the skills of Party B’s employees.

2. On-site personnel and maintenance and rescue vehicles support

1) In order to assist Party B in performing its obligations hereunder, Party A will send on-site personnel to provide guidance and suggestions to Party B from time to time;

2) In order to assist Party B in performing its obligations hereunder and the Provisions of Three Guarantees, Party A agrees to provide Party B with a 24-hour emergency maintenance and rescue vehicle for payment (preferential treatment).

3. Technical and equipment support

1) Party A shall provide technical support, fast information system, spare parts with complete specifications and varieties and advanced quality equipment for Party B to fulfill its obligations hereunder and provide users with three guarantees service with high satisfaction;

2) Party A shall formulate rewards incentive measures, and preferential measures for the price of parts used for maintenance, etc. for Party B to perform its obligations hereunder and provide users with three guarantees service with high satisfaction.

4. Promotion support

Party A agrees to formulate advertising and marketing plans and support Party B’s local marketing activities in various forms, so as to increase Party B’s enthusiasm for the sales of GAC Trumpchi products and promote the sales of GAC Trumpchi products.

5. Manuals and materials

1) Party A shall guarantee that the manufactured vehicles shall have at least the product qualification certificate in Chinese or relevant certificates, product operation manual, Three Guarantees Certificate, maintenance manual and outlets information of the sales and repair;

2) Party A agrees to provide Party B with product manuals, maintenance manuals, parts manuals, advertisements, publications and other materials required by Party B for compensation or free. Party B shall, on the basis of compliance with the confidentiality agreement stipulated in Article 38 hereof, properly manage and keep the above manuals and materials for reference by party B’s employees;

3) Party B shall establish the purchase inspection and acceptance system to verify the certificates of GAC Trumpchi product and other marks;

4) When selling GAC Trumpchi family automobile products, Party B shall express and deliver the product operation manual, maintenance manual and other documents accompanying the car to customers, and prompt customers to read; Party B shall issue one Three Guarantee Certificate with complete information and express the terms of three guarantees for each vehicle;

5) Party B shall express the information of the repair outlets provided by Party A and inform customers that they can choose the repairers themselves in these repair outlets;

6) If a customer loses the Three Guarantee Certificate, Party B shall actively assist and reissue them within 10 working days upon request.

Article 27 Customer Relationship Management

1. Party B shall be responsible for maintaining the product image of GAC Trumpchi, the reputation, image and trademark image of Party A and its affiliated enterprises, so as not to cause damage to them. If the brand image of GAC Trumpchi is damaged due to improper handling of customer relations by Party B or its related enterprises, Party B shall be responsible to take the initiative to solve customer problems and coordinate with the media to eliminate negative effects.

2. Party B is obliged to assist Party A to jointly maintain and serve the important customers (including entities and individuals) identified by Party A.

3. In the event of customer complaints, Party B shall promptly respond to and fulfill the corresponding responsibilities in accordance with the requirements of the Product Quality Law, the Provisions on Three Guarantees and other laws and regulations.

Article 28 Product Ordering

1. Party B shall order GAC Trumpchi products from Party A regularly according to the annual plan of Article 6 hereof as agreed upon by both parties.

2. Application for vehicles other than the annual plan submitted by Party B to Party A shall become effective upon Party A’s confirmation. Party A will arrange the production of the vehicle for this purpose, and Party B must fully pay for the vehicle. If Party B refuses to pick up the car without Party A’s written consent, Party A shall have the right to directly deliver the car and deduct the corresponding car payment from Party B’s sales rebate, or Party A shall have the right to claim compensation from Party B for the loss caused to Party A.

Chapter V Commodity Trading

Article 29 Payment Settlement

1. The payment for GAC Trumpchi products ordered by Party B (hereinafter referred to as the “payment”) shall be made before delivery, and shall be settled mainly by means of telegraphical transfer, financing transfer to financial institutions, delivery of bank notes, and “loan” commitment from other financial institutions approved by Party A.

2. If Party B delays the payment within the specified date, Party B shall bear all expenses incurred and compensate Party A for all losses.

Article 30 Product Delivery

1. Transportation

Party B entrusts Party A to handle the transportation of GAC Trumpchi products ordered by Party B and the insurance of the goods in transit. The insurance expenses shall be borne by Party A and the ultimate benefit of the insurance shall be Party B. Party A shall designate the delivery method and formulate the transportation plan. The goods shall be delivered to the carrier designated by Party A and delivered to the place designated by Party B by the agreed transportation method. Without mutual agreement, neither party shall have the right to change the destination after Party A has shipped GAC Trumpchi products and before arriving at the place designated by Party B.

2. Ownership and risk transfer

For GAC Trumpchi products ordered by Party B, after Party A confirms the order, Party B shall settle the payment in accordance with paragraph 1 of Article 29, and the ownership of the GAC Trumpchi products shall be owned by Party B upon Party A’s delivery, and the risk of damage or loss of the GAC Trumpchi products shall be transferred to Party B regardless of whether the GAC Trumpchi products have actually been delivered to the place designated by Party B.

3. Delay or suspension of delivery

Party A shall not be liable for any delay or cancellation of delivery caused by force majeure events (including but not limited to force majeure events referred to in Article 37) or other circumstances beyond Party A’s control.

Article 31 Product Price

1. Party A may provide Party B with the suggested retail price of GAC Trumpchi products according to the production and operation cost and market supply.

2. For GAC Trumpchi parts and supplies, Party A encourages Party B to follow the price policy of parts and supplies suggested by Party A.

3. In order to avoid malicious and unfair competition and prevent damage to brand reputation, Party B shall, when necessary, follow reasonable suggestions of Party A when participating in various bidding projects with Trumpchi brand cars.

Article 32 Product Change

Party A may make changes to GAC Trumpchi products at any time when it deems necessary, including but not limited to changes in product design, specifications, structure, style and model, by giving a written notice to Party B. Party A shall not be liable to Party B for breach of contract or other liabilities for the suspension or delay of production and delivery arising from such changes.

Chapter VI Validity Period of the Contract

Article 33 Validity Period of the Contract

1. This contract shall be automatically terminated on the date of expiration. This Contract shall not be construed as being renewed or extended unless a written agreement is reached by the parties.

2. Upon the expiration of the contract, the rights and obligations of both parties shall terminate accordingly. Party B shall hand over the materials and documents designated by Party A to Party A within the prescribed time limit.

3. The two parties may terminate this Contract in advance upon meeting the requirements of paragraph 1 of Article 34.

Article 34 Contract Termination

1. Automatic termination

The Contract shall be automatically terminated in the event of the following:

1) Upon the expiration of this Contract;

2) When Party A and Party B reach an agreement in writing on the early termination of this Contract;

3) If either party is unable to pay, apply for or applied for dissolution, rectification, bankruptcy, asset confiscation, land, house requisition or similar circumstances;

4) When a third party applies for sealing up, detaining, freezing or other property preservation measures for the main assets, shares (including equity) or bank accounts of any party to the Contract.

2. Termination by breach

1) Immediate termination

If the following acts are attributable to Party B and violate the purpose of this Contract within a controllable scope, Party B and Party A agree to terminate this Contract immediately. Party B further agrees that Party A has the right to terminate this Contract immediately in case of any of the following actions:

① Except for a force majeure event, Party B cannot operate normally during its business hours for seven consecutive business days without the consent of Party A;

② Party B does harm to the product image of GAC Trumpchi, the reputation, image and trademark image of Party A and its affiliated enterprises;

③ Party B, its investors, chairman, legal representative, general manager, board member or senior management commit crimes;

④ Party B, its investors, chairman, legal representative, general manager or board members make any material erroneous or false statements to Party A;

⑤ Party B fails to obtain and maintain any license, permit or authorization required by Party B to perform its obligations hereunder in accordance with this Contract, or such license, permit or authorization is suspended or withdrawn;

⑥ Without the written consent of Party A, Party B attempts to sell or has sold or transferred any of the rights and obligations granted to Party B hereunder, or Party B transfers, provides guarantees, entrusts or assigns any of Party B’s responsibilities hereunder to a third party;

2) Termination upon notification

If Party B is involved in any of the following acts in violation of the terms and provisions of this Contract, Party A has the right to send a notice to Party B to terminate this Contract. If Party B fails to correct its breach of this Contract within 10 working days after the notice is sent, Party A shall have the right to terminate this Contract:

① Failing to formally report in writing to Party A that Party B appoints a new chairman or general manager;

② Failing to formally report in writing to Party A that Party B has implemented the capital change of Article 14, Paragraph 2 hereof;

③Operating, directly or indirectly, any business that is not covered by this Contract outside the sales region;

④ Failing to meet or maintain the net working capital or appropriate financing amount during the term of the contract as required by Party A;

⑤ When there are irreconcilable disagreement or conflicts between Party B’s investors and Party B’s partners. In the reasonable judgment of Party A, such disagreement or conflicts may bring adverse effects to both parties;

⑥ Failing to strictly comply with and implement provisions hereof, policies (including but not limited to business policies) published by Party A regularly or irregularly and their supplements, and information and notices published by Party A by various means;

⑦ Failing to provide the relevant information stipulated in Article 8 hereof in a timely manner; Or Party A requests to check or review Party B’s relevant information and Party B refuses;

⑧ When Party B or its investors, chairman of the board, general manager or legal representative is held for any civil, criminal or administrative liability, which adversely affects Party B’s operation and management, reputation, business or interests, or damages Party A and its affiliated enterprises, GAC Trumpchi products or the image of GAC Trumpchi brand;

⑨ Failing to continue to perform this Contract due to its own reasons;

⑩ Violating any other terms of this Contract or violating Party A’s business philosophy;

3. Termination upon mismanagement

If Party A, after full judgment, finds that Party B cannot meet the business requirements specified by Party A within the business term, Party A shall notify Party B in writing or make corresponding rectification and require it to improve its business conditions within the specified time limit. If Party B fails to meet Party A’s standards within 30 days after the expiration of the prescribed period, Party A shall have the right to terminate this Contract. All expenses incurred by Party B during the rectification period shall be borne by Party B, which has nothing to do with Party A, and Party A does not make any form of compensation.

4. Continuation of business relationships

Upon receipt of notice of termination or non-extension hereof, Party B agrees to continue to manage itself and its operations in a manner that will not damage Party A and its affiliates, the image, reputation and goodwill of GAC Trumpchi products and GAC Trumpchi brand until the date of termination hereof or the effective date of non-extension hereof.

5. Measures after the termination of the Contract

1) Upon termination of this Contract, the rights and obligations of both parties shall, in principle, be extinguished. However, all claims and liabilities and dispute clauses effectively arising under this Contract prior to termination shall not be terminated immediately upon termination of this Contract.

① If the products ordered before the termination of this Contract have not been produced or delivered at the time of termination or early termination of this Contract, Party A reserves the right to deliver or cancel part or all of the products ordered;

② If the goods have arrived and been stored before the termination of the contract, Party B shall clear the inventory in accordance with Party A’s regulations and properly deal with the three guarantees responsibility of the sold and unsold vehicles;

③ Party B, even after the termination of this Contract, shall always assume the continuous three guarantees;

④ If Party B fails to bear the three guarantees responsibility due to Party B upon termination of this Contract and Party A suffers losses, Party A shall have the right to recover damages;

⑤ If Party B applies for dissolution or bankruptcy in accordance with the law, it shall notify Party A in time and negotiate the settlement plan for the three guarantees responsibility undertaken by Party B; otherwise, Party A shall have the right to recover losses from Party B’s shareholders.

2) Upon termination of this Contract, Party B shall immediately stop using the service logo and authorized name in accordance with Paragraph 4 of Article 12 and Paragraph 2 of Article 13 hereof. For the domain name including “GAC Trumpchi”, Party B shall transfer its intellectual property rights to Party A or the party designated by Party A;

3) Upon the termination of this Contract, Party A shall have the right to withhold appropriate funds to meet the needs of customers according to the actual situation in respect of the service commitments provided by Party B to customers, including but not limited to membership policies, service gifts, prepaid service items, etc.;

4) Upon termination of this Contract, after Party A issues the reconciliation details, Party B shall confirm the reconciliation details within 15 working days. If it is not confirmed within the limited time, Party B shall be deemed to agree with the reconciliation details sent by Party A;

5) Upon termination of this Contract, Party B shall, within 15 working days after Party A notifies Party B to submit relevant settlement materials, give feedback (including but not limited to issuing red letter VAT special invoice information form, sales discount agreement, liquidation receipt, etc.); If Party B fails to provide the settlement information within the time limit, the loss caused shall be borne by Party B;

6) Upon the termination of this Contract, Party B undertakes to complete the relevant business procedures such as financial settlement with Party A and then handle the cancellation of industrial, commercial and tax affairs according to its own needs. If Party A is unable to pay due to Party B’s cancellation of industrial and commercial registration, revocation of business license, cancellation of tax registration certificate or any other abnormal state, Party B shall bear the consequences or liabilities arising therefrom;

7) Upon termination of this Contract, Party B shall, at its own cost and in accordance with Party A’s instructions, return to Party A the following items and their attached documents, translations and photocopies provided by Party A in accordance with this Contract, or dispose of them with Party A’s prior written consent:

① All information related to GAC Trumpchi products, including but not limited to product data, advertisements, signboards, advertising materials, etc.;

② Information systems and software authorized by Party A for use for sales and after-sales service;

③ Tools, machines and equipment for product repair, repair and maintenance.

Chapter VII: Miscellaneous

Article 35 Safety measures and Safety Responsibilities

1. Safety responsibility clause

During the operation period, Party B shall strictly abide by all laws and regulations related to safety and take all effective measures to ensure safety. Party B shall be solely responsible for all safety accidents, casualties and property losses incurred by Party B during the operation period, and Party A shall not be liable for any of them regardless of whether this Contract is suspended/terminated or not.

Article 36 Disputes Resolution

1. Disputes

1) Arising from this Contract; or 2) in connection with this Contract; or 3) for breach of the terms of this Contract; 4) any dispute, disagreement or conflict arising between the parties shall be settled by the parties through friendly negotiation.

2. Disputes resolution

If the negotiation fails to be satisfactorily settled within sixty (60) days after the amicable negotiation mentioned in the preceding paragraph, the parties shall file a lawsuit with the court where Party A is located for settlement.

3. Expense bearing

All expenses incurred by one party in connection with the proceedings, including but not limited to attorney’s fees, travel expenses and so on, shall be borne by the losing party. If the court finds that each party is at fault, both parties shall bear the said costs in the proportion of litigation costs determined by the court.

Article 37 Force Majeure

1. Force majeure includes but not limited to fire, flood, storm or other natural disasters, government actions; In case of disturbance, accident, strike, lockout or other abnormal social events such as labor disputes, embargoes, blockades, or any unforeseen, unavoidable and insurmountable event of either party (hereinafter referred to as “force majeure event”). If either party fails to perform, delay in performing or fails to fully perform its obligations under this Contract, the party suffering from the force majeure event shall not be liable to the other party for non-performance, delay in performance or failure to fully perform the obligation.

2. If either party fails to perform, delay in performing or fails to fully perform its obligations under this Contract due to a force majeure event, it shall promptly notify the other party in writing of all the circumstances after the occurrence of such force majeure event, and within two (2) weeks after the end of such force majeure event, the certificate of the cause of force majeure issued by an appropriate third party, such as a notary, chamber of commerce or other relevant authorities, shall be handed to the other party. Thereafter, the parties hereto shall, through friendly negotiation, decide as soon as possible whether to continue to perform this Contract.

3. If a party fails to perform its obligations under this Contract due to force majeure, the other party may stop performing its obligations under this Contract without bearing any liability to that party until such party performs its obligations.

Article 38 Mutual Agreement on Confidentiality

1. Party B agrees and accepts to keep confidential all information provided by Party A and shall not disclose such information directly or indirectly. Party B shall use the information provided by Party A at any time for the purpose of this Contract, including but not limited to commercial, technical and other information. Except for the following information, Party B shall not disclose it to any third party without consent of Party A:

1) Information known to the public that is not attributable to Party B;

2) Information obtained from the third parties without any restrictions;

2. Party A agrees that any financial information, documents or other information submitted by Party B to Party A shall not be disclosed to any third party without Party B’s consent for the purpose of implementing the terms and conditions of this Contract, or for the purpose of data synthesis or comparison analysis unless authorized by Party B or required by law.

3. Both Parties shall be obliged to make the employees and relevant personnel who may keep or obtain the information mentioned in the preceding paragraph undertake the same obligations under this clause, whether during their tenure or after their resignation;

4. If either party violates the obligations mentioned in the above terms, the breaching party shall compensate the other party for the economic losses suffered by the other party due to the disclosure of information, and at the same time take necessary remedial measures;

5. The obligation of both parties to the confidentiality clause of this Contract is permanent and shall not expire due to the suspension or termination of the cooperative relationship between the parties, the expiration or early termination of the contract term.

Article 39 Intellectual Property Rights

1. No provision of this Contract shall be interpreted as the transfer of trademarks, design and other intellectual property rights owned by Party A to Party B. Such intellectual property rights shall be reserved by Party A.

2. If Party B finds that (1) the intellectual property rights related to CINI, trademark, logo, design, etc. are being infringed or are likely to be infringed, or (2) the intellectual property rights of other products are being infringed or are likely to be infringed by GAC Trumpchi products, Party B shall immediately report the details and submit relevant evidence to Party A and assist Party A in taking necessary actions.

3. Party B undertakes that it will not infringe Party A’s intellectual property rights in any form during the term of the Contract or after the termination of the Contract.

Article 40 Matters Not Covered

All matters not mentioned herein and in connection with this Contract shall, as necessary, be decided by friendly negotiation between the parties hereto. The same applies to amendments, changes and supplements to the terms of this Contract.

Article 41 Contract Execution

The execution of this Contract by both parties shall certify that both parties have read and understood this Contract, including the appendix of the standard terms hereof, and both parties agree to be subject to the purpose of this Contract and abide by the terms hereof.

This Contract shall come into force after being signed by the authorized representatives of both parties and affixed with the official seal or special contract seal. This Contract is made in quadruplicate, with each party holding two copies.

Party A: GAC Trumpchi Auto Sales Co., Ltd.

Authorized Representative (signature):

Official Seal:

Execution Date: April 3, 2020

Party B: Hainan Xinzhiyi AutoSales & Services Co., Ltd.

Authorized Representative (signature):

Official Seal:

Execution Date: April 3, 2020